Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Skilled Healthcare Group, Inc. 2007 Incentive Award Plan of our report dated March 15, 2007 (except for Note 17, as to which the date is April 26, 2007), included in its Registration Statement Form S-1 (No. 333-137897) and related Prospectus, filed with the Securities and Exchange Commission.
Orange County, California
May 16, 2007